UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2024

CALIFORNIA BANCORP

(Exact name of registrant as specified in its charter)

California	001-41684	84-3288397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12265 El Camino Real, Suite 210
San Diego, California	92310
(Address of Principal Executive Offices)	(Zip Code)

(844) 265-7622

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02	Results of Operations and Financial Condition

On October 29, 2024, California BanCorp (the “Company”) issued an earnings release reporting its consolidated financial results as of and for the third quarter of 2024. A copy of that earnings release is furnished as Exhibit 99.1 hereto.

Item 7.01	Regulation FD Disclosure

A copy of a slide presentation that the Company may use for upcoming meetings with investors and other interested parties is furnished as Exhibit 99.2 hereto. Additionally, the Company has posted the slide presentation in the Investor Relations section of its website at https://ir.californiabankofcommerce.com. Information obtained or linked to the foregoing website shall not be deemed to be included in this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing..

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Earnings Press Release date October 29, 2024
99.2	Investor Presentation, Third Quarter 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA BANCORP

Date: October 29, 2024	By:	/s/ Steven E. Shelton
Steven E. Shelton
Chief Executive Officer